EXHIBIT 10.1

                          CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (herein, "Agreement") is made effective this 14_day of August, 2001 between INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. (herein, "Lender") and BANKERS INSURANCE GROUP, INC. (herein, "Borrower") (herein Lender and Borrower collectively, "Parties" or individually "Party").

RECITALS:

WHEREAS, Lender is a corporation duly organized under the laws of the State of Florida.; and

WHEREAS, Borrower is a corporation duly organized under the laws of the State of Florida; and

WHEREAS, in order to provide Borrower with funds to advance to Bankers Underwriters, Inc., a wholly owned subsidiary of Borrower (herein, "BUI") as well as working capital for Borrower, Borrower wishes to borrow the aggregate sum of up to Five Million and 00/100 ($5,000,000.00) U.S. dollars from Lender and secured by the Collateral; and

WHEREAS, Lender wishes to lend to Borrower an amount equal to the amount required for an advance to BUI as well as Borrower's working capital needs; and

         IN CONSIDERATION OF Lender's agreement to loan to Borrower the sum of up to Five Million and 00/100 ($5,000,000.00) U.S. dollars, all in accordance with the terms and conditions of this Agreement, as well as for other good and valuable consideration, the Parties hereto do covenant and agree as follows:

SECTION 1. RECITALS.

         The statements contained in the recitals of fact set forth above (the "Recitals") are true and correct, and the Recitals by this reference are made a part of this Agreement.

SECTION 2. EXHIBITS.

         The exhibits attached to this Agreement are by this reference made a part of this Agreement.

SECTION 3. DEFINITIONS.

         For the purpose of this Agreement, the following terms shall have the following meanings:

a) "Affiliate" shall mean any corporation, partnership, association, trust or Person which or who directly or indirectly controls or is controlled by, or is under common control with the Borrower.

b) "BUI" shall mean Bankers Underwriters, Inc., a Florida corporation and wholly owned subsidiary of Borrower.

c) "Collateral" shall refer collectively to the following being delivered as part of the Loan Documents (i) the 10,898 shares of the common capital stock of First Community Insurance Company, $318.00 par value being pledged by Borrower to Lender pursuant to the Stock Option Agreement, and (ii)


                                     1 of 1
        the Flood Book being assigned by Bankers Underwriters, Inc. to Lender pursuant to the Collateral Assignment of Flood Book.

d) "Corporate Principal" shall mean any shareholder, director, or officer of Borrower.

e) "Event Of Default" shall mean any of the events or conditions described in the subsequent paragraph hereof captioned, "Event Of Default" and "Events-Of-Default" shall refer collectively thereto.

f) "Flood Book" shall have the definition assigned to such term in the Collateral Assignment of Flood Book.

g)      "Indebtedness" shall mean and include:

        (i) all obligations which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date of which Indebtedness is to be determined,
        (ii) obligations secured by any deed of trust, pledge or lien, whether or not the Obligation secured thereby shall have been assumed; and
        (iii) guarantees, endorsements (other than endorsements for collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire, Indebtedness of others.

h)      "Loan" shall mean the line of credit established pursuant to Section 4.
        hereof.

i) "Loan Documents" shall mean each of the following documents all dated of even date herewith to establish the Loan - Promissory Note, Collateral Assignment of Flood Book, Absolute Assignment of Flood Book, Stock Option Agreement, Further Assurance and Compliance Agreement and the within Credit and Security Agreement.

j) "Obligation" or Obligations" shall mean any and all Indebtedness, liabilities and obligations of Borrower whatsoever under the Loan Documents.

k) "Permitted Encumbrances" shall mean the first lien security interests on the Collateral and which are disclosed in Exhibit A attached hereto.

l) "Payment Date" shall have the definition assigned thereto in Section 4 c) hereof.

m) "Person" shall mean and include any individual, partnership, corporation, trust, unincorporated organization or a government or any department or agency thereof.

n) "Promissory Note" shall mean the Master Promissory Note required and described in Section 4 c).

o) "Subsidiary" shall mean any corporation of which a majority, in vote or value, of every class of stock, at the time as of which any determination is being made, is owned by the Borrower either directly or through Subsidiaries.


                                     2 of 2

SECTION 4. LOAN.

a) Amount. Upon the execution of this Agreement and in compliance with its terms and conditions, Lender agrees to a loan to Borrower a maximum principal amount equal to Five Million and 00/100 ($5,000,000.00) U.S. dollars.

b) Purpose. Funds received under the Promissory Note shall be used exclusively to advance funds to BUI as well as for various working capital requirements related to Borrower's ongoing operation.

c) Promissory Note. Proceeds to Borrower under the Loan shall be evidenced by a master promissory note (herein, "Promissory Note") which shall be executed and delivered and which shall be of even date herewith, the stated principal amount of which shall be Five Million and 00/100 ($5,000,000.00) U.S. dollars and for which no more than a collective aggregate maximum principal amount outstanding of Five Million and 00/100 ($5,000,000.00) U.S. dollars may be advanced at any time, which Promissory Note shall bear interest from the date hereof at a per annum rate of the Prime Rate (as such term is defined in the Promissory Note) plus 1.5% until paid in full; provided, however, that in no event shall interest accrue at a rate in excess of the maximum rate allowed by law; and such Promissory Note shall contain the following payment provisions:

                  Commencing on the first day of September 2001, all accrued and unpaid interest shall be due and payable on the first day of each calendar month of each and every year (herein, " Payment Date"); and all unpaid principal and interest shall be due and payable in full on or before February 28th, 2002 (herein, "Promissory Note").

d) Grant of Security Interest. BUI joins in the execution of this Agreement for the purpose of granting and does hereby grant to Lender a first lien security interest in and to the Flood Book as security for the repayment of all sums advanced on the Loan and for the performance by Borrower and BUI of all covenants and agreements under the Loan Documents in accordance with their following terms and conditions.

SECTION 5. TERM OF AGREEMENT.

This Agreement shall be effective upon the execution hereof and shall continue in full force and effect until February 28th, 2002 unless terminated as hereafter provided or upon satisfaction of the Promissory Note in full.

SECTION 6. CONDITIONS PRECEDENT.

        Prior to the first advance by Lender to Borrower pursuant to this Agreement and as a condition precedent to any of Lender's other Obligations under this Agreement, Borrower shall execute and deliver to Lender or shall cause to be executed and delivered to Lender each of the following:

a) Promissory Note. Promissory Note which shall include a Waiver of Jury Trial provision;

b)      The Loan Documents;

c) Perfection. Such financing statement(s), security agreements, and other documents and instruments as Lender may reasonably require from time to time to perfect any and all security interests granted by Borrower to Lender pursuant to this Agreement or pursuant to any other security agreement(s) executed by Borrower to induce Lender to make the Loan herein described;


                                     3 of 3

d) Resolutions. The good and sufficient Resolution of the Board of Directors of the Borrower authorizing Borrower to enter into the transaction contemplated by this Agreement;

e) Opinion. The opinion of counsel for Borrower including but not limited to the following - (i) that Borrower is a corporation in good standing, duly qualified under the laws of the State of Florida, (ii) Borrower is authorized to enter into the Loan Documents, (iii) the transaction has been duly authorized by Borrower, and (iv) the Loan Documents have been duly authorized, executed and delivered by the Borrower, (v) the execution and delivery of the documents do not contravene nor are prohibited by the Charter, By-Laws or outstanding resolutions of Borrower or any agreements to which Borrower is a Party and (vi) such other matters reasonably requested; and

f) Board Approval. Lenders Board of Directors and its Audit Committee shall have authorized Lender's management to enter into the transaction contemplated hereby.

SECTION 7. AFFIRMATIVE COVENANTS.

        Borrower hereby covenants with Lender that for so long as any Obligations remain outstanding Borrower shall:

a) Corporate Existence. Do or cause to be done all things necessary to keep in full force and effect its corporate existence and all rights, franchises, licenses, authorizations, permits and qualifications to carry on business in all jurisdictions where such qualifications may be necessary;

b) Compliance with Law. Remain in compliance with all applicable laws of the jurisdictions within which Borrower conducts its business.

c) Payment of Taxes. Pay all federal, state and local taxes as the same become due.

d) Financial Statements. Deliver to Lender, specifically upon request by Lender, the following:

                (i) Unaudited Financials - Monthly. As soon as practicable, and in any event within fifteen (15) days after the end of each calendar month, furnish to Lender a monthly unaudited financial statement of Borrower, including balance sheets and income statements, for the calendar month just ended, and for the calendar year to date, certified by a duly authorized officer of Borrower;

                (ii) Unaudited Financials - Annual. As soon as practicable, and in any event within sixty (60) days after the end of each fiscal year, furnish to Lender, the unaudited financial statement for the Borrower, including balance sheets and income statements, prepared in accordance with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the period involved and certified by an authorized officer of Borrower; and

                (iii) Data. Such financial statements, reports, certificates, lists of customers (showing names, addresses and amounts owing) and other data concerning Accounts, contracts, collections, inventory and other matters as Lender may from time to time request.

e) Notice. Give prompt written notice to Lender upon becoming aware of the occurrence of any Event Of Default or event which, by passage of time or the giving of notice or both would constitute an Event Of Default;



                                     4 of 4

f) Free Collateral. Except for Permitted Encumbrances, keep Collateral free from all liens, encumbrances and security interests and pay and discharge when due all taxes, levies and other charges upon it and upon the goods evidenced by any documents constituting Collateral and defend it against all claims of any kind;

g) Access. Provide access to accounting and business records of Borrower which will include, but not be limited to, access and substantive dialogue with Borrower's accountants, attorneys, bank or other financial institution and any other party or parties with which the Borrower has had or may have any dealings. Said dialogue may encompass the affairs, finances and accounts of Borrower including but not limited to any matter or aspect pertaining to any and all business transactions that have taken place or that may be contemplated at some future date. Borrower shall hold harmless, indemnify, release and authorize any and all such parties that may care to express an opinion regarding the business of the Borrower and the transactions engaged therein;

h) Financial Condition. Notify Lender immediately, but in any event within five (5) days after obtaining knowledge of any fact or facts which might materially and adversely affect the assets, business operations, properties, income or condition (financial or otherwise) of the Borrower or the Obligations or authority of Borrower to perform its Obligations under any Loan Document;

i) Notify of Action or Suit. Notify Lender immediately, but in any event within five (5) days after obtaining knowledge that Borrower is a party, or may be threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative;

j) Pay Debts - Indemnity. Pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefore set aside on the books of Borrower for the payment of such indebtedness. If Borrower shall default in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, Lender shall have the right, in its sole discretion, to pay such interest or principal on behalf of Borrower; provided, however, Borrower shall indemnify Lender in full for any such amount;

k) New Location. Notify Lender thirty (30) days in advance of any change in the jurisdiction of its organization, the location of any of its businesses or the establishment of any new, or the discontinuance of any existing, place of business; and

l) Books of Account - Inspections. Maintain books of account in accordance with general accounting practices, and for purposes of determining Borrower's compliance with this Agreement. If no Event of Default exists or is continuing, Lender shall have the right, at Lender's expense, to inspect any of the corporate books and financial records at such reasonable times as Lender may request. If an Event of Default exists, Lender may, at the expense of the Borrower, inspect the corporate books and financial records at all such reasonable times and as often as may be requested by the Lender.

SECTION 8. NEGATIVE COVENANTS.

        Borrower hereby covenants with Lender that for so long as any Obligations remain outstanding and unless Lender notifies Borrower in writing it dispenses with any one or more of the following requirements, Borrower will not:

a) Character of Business. Engage in any business substantially apart from the services currently being provided by Borrower;


                                     5 of 5

b) Mergers, Consolidations, Sales. Consolidate with or merge into any other Person or permit any other Person other than a Subsidiary to consolidate with, or merge into, the Borrower, or to sell, transfer or otherwise dispose of all, or substantially all, of its assets to any other Person;

c) Business Practices. Materially alter or change the principal business in which Borrower is engaged or the manner in which Borrower conducts its business affairs; and

d) Untrue Statements. Furnish Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in the light of circumstances under which it was furnished.

SECTION 9. REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants to Lender that:

a) Absence of Defaults. All agreements to which Borrower and Lender are parties are valid and binding agreements enforceable against Borrower in accordance with their terms, and no event has occurred and is continuing which constitutes an Event of Default by Borrower or a default by Borrower or any of its Affiliates under any such agreements;

b) Ownership. Bankers Financial Corporation owns all of the issued and outstanding shares of common stock of Borrower and there are not now nor will there be during the term of this Agreement any other shareholders of Borrower nor will any one be granted nor has any one been granted any options or warrants to acquire any shares of Borrower; provided that there is first lien security interest on all of the issued and outstanding shares of Borrower to SouthTrust Bank N.A. as otherwise disclosed in Exhibit A attached;

c) Proceeds. Proceeds under this Loan will be used exclusively to advance funds to BUI as well as for various working capital requirements related to Borrower's ongoing operation;

d) Correct Financials. Any financial statements heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting practices and fairly represent the financial conditions of the Borrower as of the respective dates thereof. No material adverse change has occurred in the financial condition of the Borrower reflected in such financial statements since the respective dates thereof and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby.;

e) No Breach or Violation. The consummation of the transactions contemplated hereby or the performance by Borrower of any Obligation will not result in any breach of or constitute a default under any mortgage, deed of trust, lien, bank loan, or credit agreement, corporate charter, by-law, or other instrument to which Borrower is a party, or by which it is bound or affected;

f)      Corporate Existence - Good Standing.

                (i) Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida;

                (ii) Borrower has all lawful corporate power to own its properties and to engage in the business it now conducts, and Borrower is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it make such qualification necessary;



                                     6 of 6

                (iii) Borrower has not changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office since 1994; and

g) Representations and Warranties Survive. All of the representations and warranties set forth in Section 9. hereof encaptioned, "Representations and Warranties" shall survive the execution and delivery of this Agreement and the other Loan Documents until all Obligations are satisfied in full and all outstanding amounts due under the Credit Line are paid in full.

SECTION 10. FINANCING STATEMENTS.

a) At Lender's discretion, Borrower will join with Lender in executing such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Lender; pay or reimburse Lender for all costs and taxes of filing and recording the same in such public offices as Lender may designate; and take such other steps as Lender may direct, including the noticing of Lender's lien on the Collateral and on any certificates of title therefore all to perfect Lender's interest in the Collateral; and

b) To the extent lawful, Borrower hereby appoints Lender with full power of substitution and revocation, as its Attorney-in-Fact (without requiring Lender to act as such) to execute any financing statement in the name of Borrower, and to perform all other acts that Lender deem appropriate to perfect and continue its security interest in, and to preserve, the Collateral.

SECTION 11. EVENTS OF DEFAULT.

        The following occurrences shall constitute Events Of Default hereunder:

a) Non-Payment. Borrower fails to pay when and as required to be paid herein, any principal or interest amount within 10 days after the same becomes due;

b) Breach of Warranty. Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower proves to have been false in any material respect on or as of the date when made or furnished or deemed made or furnished;

c) Breach of Covenant. Any affirmative covenant or negative covenant is breached, violated or not complied with if such affirmative covenant or negative covenant continues to be breached, violated or not complied with after Lender has given notice thereof to Borrower and a 30 day opportunity to cure;

d) Dissolution/Bankruptcy. Dissolution, termination of existence, insolvency (failure to pay its debts as they mature or the failure to maintain the fair market value of its assets in an amount greater than its liabilities on a consolidated basis for purposes herein, whichever shall first occur), a business failure, appointment of a receiver, assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against Borrower or any guarantor or the making by either Borrower or any guarantor of any offer or settlement, exchange or composition to their respective unsecured creditors generally ;

e) Attach Liens. The issuance or filing against Borrower of a tax lien or the issuance or filing of any attachment, injunction, execution or judgment which is not removed within fifteen (15) days after issuance of filing;


                                     7 of 7

f) Waste. Lender shall, upon reasonable basis, at any time deem itself insecure or unsafe because of diminution, removal, or waste of Collateral;

g) Third Party Debt. Borrower shall fail to pay any Indebtedness due any third persons and such failure shall continue beyond any applicable grace period, or Borrower shall suffer to exist any other event of default under any agreement binding the Borrower;

h) Judgment. Borrower shall suffer final judgments for payment of any sums due to third parties and shall not discharge the same within a period of thirty (30) days (unless, pending further proceedings, execution has not been commenced, or if commenced has been effectively stayed) or a judgment creditor of Borrower shall obtain possession of any of the Collateral by any means, including, without limitation, levy, distraint, replevin, or self help; and

i) Impairment of Security. Any condition or situation, which, in the sole determination of the Lender, upon reasonable basis, constitutes a danger of impairment of the security of the Loan, and such condition or situation is not remedied within two (2) business day's after receipt of written notice to the Borrower to remedy such condition or situation.

SECTION 12. DEFAULT REMEDIES.

a)      Upon any Event Of Default:

                (i) Lender shall retain the right to terminate making any further advances of the Loan at any time thereafter, without notice, and until all Obligations are satisfied in full, such termination shall not affect the duties, covenants and liabilities of Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all transactions entered into and Obligations have been fully satisfied;

                (ii) All or any portion of Obligations due or to become due whether under this Agreement or otherwise, shall, at the option of Lender, without notice, demand, presentment or dishonor, all of which Borrower hereby waives, become at once due and payable, and Lender shall thereupon have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Florida;

                (iii) Lender may also, with or without proceeding with sale or foreclosure or demanding payment of a debt owing by Borrower to Lender, without notice, terminate further performance under this Agreement and may declare all outstanding amounts under the Loan Documents due and payable and proceed against the Collateral whether or not in the possession of Lender.; and

                (iv) To the extent either Borrower or any guarantor makes a payment or payments to Lender which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation(s) or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.


                                     8 of 8

b) Any failure or delay of Lender to exercise or enforce any rights, liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such liens, rights, powers and remedies, but all such liens, rights, powers and remedies shall continue in full force and effect until all loans and advances and all Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied and all liens, rights, powers and remedies herein provided are cumulative and none is exclusive.

c) Lender may exercise any right or remedy it has under the Promissory Note which rights and remedies thereunder are not limited hereby.

SECTION 13. MISCELLANEOUS

a) Further Assurances. From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower's status and affairs.

b) Payment. The Borrower agrees that as long as the Loan Documents are in full force and effect, it will make all payments on each Payment Date, when due, by check duly mailed or delivered to Lender at the address indicated in the Notice section of this Agreement, or at such other place as Lender may designate to the Borrower in writing.

c) Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

d) Waiver by Lender. Lender shall have the right at all times to enforce the provisions of this Agreement and any other Loan Document executed pursuant hereto in accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time. The failure of Lender at any time to enforce its rights under such provisions, in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

e) Costs/Expenses. Pay all reasonable costs and expenses related to the transactions contemplated hereby including but not limited to, out-of-pocket expenses for payment of documentary stamp taxes, intangible taxes, recording and filing fees, surveys, title insurance premium, legal fees and expenses of counsel appointed by the Lender, any applicable sales tax together with any interest and penalties for the late payment thereof, all of which amounts shall be payable at the time of the execution of this Agreement or upon demand in the event they are hereafter incurred.

f) Attorney's Fees. If either of the Parties hereto should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.



                                     9 of 9

g) Captions. The Agreement contains captions as to contents of the particular paragraphs. The captions set forth herein are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular paragraph in which they are referred.

h) Construction of Agreement. Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural, when the sentence so requires.

i) Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and said counterparts shall together constitute and be one and the same instrument.

j) Entire Agreement. This Agreement contains all of the oral and/or previously written agreements, representations, and arrangements between the Parties hereto with respect to the subject matter of this Agreement, and all right which the respective Parties may have had under any written agreements and/or oral agreements with respect to the subject matter of this Agreement are hereby canceled and terminated, and all Parties agree that there are no representations or warranties other than those set forth herein.

k) Invalidation. Should any part of this Agreement for any reason be declared invalid, such decision shall not effect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is, therefore, declared the intention of the Parties hereto that each of them will have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared void.

l) Modification. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto.

m) Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand delivery, by overnight carrier, by registered or certified mail or by facsimile transmission and shall be addressed as follows:

               As to Borrower:    Bankers Insurance Group, Inc.
                                      360 Central Avenue, 17th Floor
                                      St. Petersburg, Florida 33701
                                      Att: G. Kristin Delano
                                      Telephone: (727) 823-4000
                                      Telefax: (727) 803-4198

               As to Lender:          Insurance Management Solutions Group, Inc.
                                      360 Central Avenue, 16th Floor
                                      St. Petersburg, Florida 33701
                                      Att: David Howard, President
                                      Tel#: (877) 711-4674
                                      Fax: (727) 803-2099


                                    10 of 10

        Notices sent by hand delivery shall be deemed effective on the date of hand delivery. Notices being sent by overnight carrier shall be deemed effective on the next business day after being placed into the hands of the overnight carrier. Notices sent by registered or certified mail shall be deemed effective on the third business day after being deposited into the post office. Notices sent by facsimile transmission shall be deemed to be effective on day when sent if sent prior to 5:00 p.m. (the time being determined by the time zone of the recipient) otherwise they shall be deemed effective on the next business day.

n) Representation Acknowledged. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

o) Applicable Law/ Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without regard to choice of law provisions. Further, the venue for any action brought to enforce any of the provisions hereof shall be in a state court of competent jurisdiction in Pinellas County, Florida and any action commenced in any other forum may be removed to a state court of competent jurisdiction in Pinellas County, Florida.






                                    11 of 11

IN WITNESS WHEREOF, the Parties hereto have set their hands and seals, the day and year first above written.

"Borrower"
BANKERS INSURANCE GROUP, INC.

By:      s/s G. Kristin Delano
    --------------------------------

Name:    G. Kristin Delano
      ------------------------------
Its:     Secretary
     -------------------------------


"Lender"
INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

By:      s/s Richard G. Torra
    --------------------------------

Name:    Richard Torra
      ------------------------------
Its:     Corporate Secretary
     -------------------------------


                                     JOINDER

Bankers Underwriters, Inc. does hereby ratify and affirm the grant of a security interest in the Flood Book in Section 4 d) hereof.

Executed this   14 day of  August              ,  2001
              -----        --------------------  ------

BANKERS UNDERWRITERS, INC.

By:      s/s G. Kristin Delano
    --------------------------------

Name:    G. Kristin Delano
      ------------------------------
Its:     Secretary
     -------------------------------




                                    12 of 12

EXHIBIT A
PERMITTED ENCUMBRANCES

Bankers Insurance Group - Western International Insurance Company - Bonded Builders

                Loan:                $9,000,000.00 / Advanced $8,600,000.00
                Current Balance:     $8,426,940.65
                Lender:              Western International Insurance Company
                Borrower:            Bankers Insurance Group, Inc.
                Re:                  Financing for Bonded Builders acquisition
                Issue Date           April 16, 2000
                Maturity Date:       May 1, 2008
                Collateral
                Stock Pledged:       FCIC 3,023 shares owned by BIG
                                     BSIC 75,000 shares owned by BIG
                                     BHWA 1,000 shares owned by BIG

SouthTrust - Bankers Insurance Group, Inc.

                Loan:                $6,000,000.00
                Current Balance:     $3,372,305.40
                Lender:              SouthTrust
                Borrower:            BIG
                Issue Date           October 1, 1993
                Amended              December 20, 1997
                Maturity Date:       December 30, 2002
                                                  Stock Pledged:   2,008,667
                                     shares of BIG stock owned by BFC
                                                                   7,875 shares
                                     of FCIC shares owned by BIG


BFC means Bankers Financial Corporation, a Florida corporation
BIG means Bankers Insurance Group, Inc.
BHWA means Bankers Home Warranty Association, a Florida corporation
BSIC means Bankers Security Insurance Company, a Florida insurance company FCIC means First Community Insurance Company, a New York insurance company




                                    13 of 13